UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HIBBETT, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following is a communication distributed by Hibbett, Inc. (“Hibbett”) to its employees on July 12, 2024.

HIBBETT | CITY GEAR

July 12, 2024

To: All Associates
From: Corporate Communications
Subject: Acquisition/Merger Update

Team:

On April 23, 2024, we were pleased to share with you the exciting news that Hibbett had entered into a definitive agreement to be acquired by JD Sports Fashion plc, a leading global omni-channel retailer of sports fashion and outdoor brands.  Needless to say, this transaction marks a major milestone in the history of Hibbett | City Gear.

I want to provide today an update on the status of the transaction.

On June 7, 2024, the waiting period applicable to the transaction under U.S. federal antitrust laws expired, satisfying one of the primary conditions on our ability to close the transaction.  Later in June, we filed with the Securities and Exchange Commission and mailed to all Hibbett stockholders our definitive proxy statement and notice of the Special Meeting of Stockholders to be held on Friday, July 19, 2024, at which stockholders will vote on the transaction.  If a majority of the outstanding shares of Hibbett’s common stock are voted in favor of the transaction at the Special Meeting, we expect that the transaction will proceed to closing shortly thereafter.

Many of you are holders of Hibbett stock, which entitles you to vote on the transaction like all other stockholders.  In the past few weeks, you should have received via mail materials instructing you on how to vote your shares on the matters being put before Hibbett stockholders at the Special Meeting, including the approval of the transaction.

Hibbett’s Board of Directors has unanimously recommended that all stockholders vote for the transaction.  Regardless of how you intend to vote, it is important for you to make your voice heard, and I would encourage you to exercise your right to vote if you have not already done so.

We continue to be very excited about the prospect of beginning this new chapter with JD Sports and continue to believe the transaction will enable the entire Hibbett team to fulfill our customer-oriented mission even more effectively for years to come.

I want to extend my deepest gratitude to every one of you for your hard work and dedication over the years.  Your outstanding efforts, each and every day, to meet our customers’ needs and help our business excel have been the most critical factor in positioning Hibbett to make this exciting transaction possible and to continue to be successful into the future.

Mike Longo
Chief Executive Officer

Forward-Looking Statements

This communication contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “ongoing,” “outlook,” “should,” “seek,” “target,” “will,” “would,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, Hibbett, Inc. ("Hibbett" or the "Company"). Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Hibbett’s business and the price of Hibbett’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 23, 2024, by and among Hibbett, Genesis Holdings, Inc., Steps Merger Sub, Inc., and, solely for purposes of certain provisions specified therein, JD Sports Fashion plc (“JD Sports”), by Hibbett’s stockholders; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring Hibbett to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on Hibbett’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts Hibbett’s current plans and operations; (vi) Hibbett’s ability to retain and hire key personnel in light of the proposed transaction; (vii) risks related to diverting management’s attention from Hibbett’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) potential litigation relating to the transaction that could be instituted against JD Sports, Hibbett or their affiliates’ respective directors, managers or officers, including the effects of any outcomes related thereto; (x) continued availability of capital and financing and rating agency actions; (xi) certain restrictions during the pendency of the transaction that may impact Hibbett’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war, hostilities, epidemics or pandemics, as well as management’s response to any of the aforementioned factors; (xiii) other risks described in Hibbett’s filings with the Securities and Exchange Commission (“SEC”), such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of Hibbett’s Annual Report on Form 10-K filed with the SEC on March 25, 2024, as amended by Amendment No. 1 thereto on Form 10-K/A filed with the SEC on May 29, 2024, and subsequent filings; and (xiv) those risks and uncertainties that are described in the definitive proxy statement on Schedule 14A filed with the SEC on June 13, 2024. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the definitive proxy statement that will be filed with the SEC will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the transaction and/or Hibbett’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. Hibbett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information and Where to Find It

In connection with the transaction, Hibbett filed a definitive proxy statement on Schedule 14A with the SEC on June 13, 2024. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, COMPANY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The definitive proxy statement was mailed to stockholders of Hibbett on or about June 14, 2024. Stockholders may obtain the documents (when they are available) free of charge at the SEC’s website, http://www.sec.gov. In addition, stockholders may obtain free copies of the documents (when they are available) on Hibbett’s website, https://investors.hibbett.com.

Participants in the Solicitation

Hibbett and certain of its directors, executive officers and other employees, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Hibbett’s stockholders in connection with the transaction. Information about Hibbett’s directors and executive officers is available in Hibbett’s Annual Report on Form 10-K filed with the SEC on March 25, 2024, as amended by Amendment No. 1 thereto on Form 10-K/A filed with the SEC on May 29, 2024. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and their respective direct and indirect interests in the transaction, by security holdings or otherwise, are included in the definitive proxy statement filed with the SEC on June 13, 2024 and other materials to be filed with the SEC in connection with the transaction (if and when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.